Exhibit 10.2

NII HOLDINGS, INC.

Performance Share Unit Agreement

THIS AGREEMENT, dated as of the [Day] day of [Month], [Year], between NII Holdings, Inc., a Delaware corporation (the “Company”), and «First_Name» «Last_Name» (“Participant”), is made pursuant to and subject to the provisions of the NII Holdings, Inc. 2012 Incentive Compensation Plan and any successor plan (the “Plan”). All terms that are used herein that are defined in the Plan shall have the same meaning given them in the Plan.

1.    Award of Stock Units. Pursuant to the Plan, the Company, on April 30, 2013 (the “Award Date”), awarded Participant a target award (the “Target Award”) of «Actual Grant» performance-based restricted stock units (“Performance Share Units”). Each Performance Share Unit represents the right to receive shares of Common Stock or a cash payment as set forth in paragraph 5 below, subject to the terms and conditions of this Agreement and the Plan.

2.    Restrictions. Except as provided in this Agreement, the Performance Share Units are nontransferable and are subject to a substantial risk of forfeiture.

3.    Determination of Award. The number of Performance Share Units earned by Participant (the “Award”) shall range from 0% to 200% of the Target Award based on the Company's performance as of the end of a three-year performance period that runs from January 1, 2013 until December 31, 2015 (the “Performance Period”). At the end of the Performance Period, the Compensation Committee will determine the Award pursuant to Schedule A to this Agreement, provided that the Participant has at all times been an employee of the Company since the Award Date.

4.    Vesting. Subject to paragraphs 6, 7 and 8 below, Participant's interest in the Award shall become nonforfeitable (“Vest”) on the third anniversary of the Award Date (the “Vesting Date”).

5.    Settlement of Performance Share Units. Promptly following the Vesting Date, which is the payment date, and in any event no later than two and one-half months following the calendar year in which such Vesting Date occurs, the Company shall at the discretion of the Compensation Committee of the Company (the “Committee”) either (a) pay to the Participant a cash payment equal to the Award multiplied by the closing price of the Company's Common Stock on the Nasdaq Stock Market on the Vesting Date (“Fair Market Value”) or (b) issue and deliver to the Participant the number of shares of Common Stock equal to the Award and enter the Participant's name on the books of the Company as the stockholder of record with respect to the shares of Common Stock delivered to the Participant.

6.    Death, Disability or Retirement. Paragraph 4 to the contrary notwithstanding, if Participant (i) dies or becomes permanently and totally disabled within the meaning of section 22(e)(3) of the Internal Revenue Code (“Disabled”), (ii) retires from employment with the Company or an Affiliate at or after the age of 65 with at least 10 years of service prior to the Vesting Date or any forfeiture of the Performance Share Units under paragraph 8, or (iii) is terminated by the Company or an Affiliate without cause, then in each case a prorated amount of the Target Award shall Vest based on Participant's period of service during the Performance Period.

7.    Change in Control. Upon a Change in Control, as defined in the Plan, the Target Award shall Vest if (a) the Performance Share Units are not assumed, replaced or converted to an equivalent award by the surviving entity (or affiliate thereof) for securities tradable on an established securities market, or (b) the Performance Share Units are amended, replaced or converted to an equivalent award by the surviving entity (or an affiliate thereof) for securities tradable on an established securities market and the Participant's employment is terminated within twenty-four (24) months following the Change in Control under circumstances that entitle the Participant to severance pursuant to the NII Holdings, Inc. Change of Control Severance Plan or the NII Holdings, Inc. Severance Plan or any substitutes or successors to such plans or policies in effect immediately preceding the Change in Control.

8.    Forfeiture. All Performance Share Units that are not then Vested shall be forfeited if Participant's employment with the Company or an Affiliate terminates prior to the Vesting Date of such Performance Share Units in accordance with paragraph 4 above or in the event the Administrator makes a final determination that Participant has breached the provisions of paragraph 14.

9.    Stockholder Rights. Participant will have no rights as a stockholder with respect to the shares of Common Stock underlying the Performance Share Units unless and until the Performance Share Units Vest and are settled by the issuance of such shares of Common Stock.

10.    Fractional Shares. Fractional shares of Common Stock shall not be issuable hereunder, and when any provision hereof or the Plan may entitle Participant to a fractional share, such fraction shall be settled in cash.

11.    Withholding Taxes. If the Company shall be required to withhold any United States federal, state, local or foreign income, employment or other tax in connection with the Vesting or settlement of the Award, Participant shall pay the tax or make provisions that are satisfactory to the Company for the payment thereof. The Participant may elect to have the Company retain from payment on settlement of the Award the number of shares of Common Stock (based on Fair Market Value) or cash, as applicable, equal to the amount of any required withholding.

12.    No Right to Continued Employment. This Agreement does not confer upon Participant any right with respect to continuance of employment by the Company, nor shall it interfere in any way with the right of the Company to terminate Participant's employment at any time.

13.    Change in Capital Structure. The terms of this award shall be adjusted as the Committee determines is equitably required in the event (a) the Company effects one or more stock dividends, stock split-ups, subdivisions or consolidations of shares, or engages in a transaction to which Code Section 422 applies, or (b) there occurs any other event which, in the judgment of the Committee necessitates such action.

14.    Confidentiality. Participant agrees that, as a condition of receiving the Performance Share Units, Participant shall not, unless otherwise required by law, discuss or otherwise disclose to any person or entity any information contained in this Award, including but not limited to the fact that Participant received the Award and the number of Performance Share Units awarded herein.

15.    Governing Law, Personal Jurisdiction and Service. This Agreement shall be governed by, and interpreted in accordance with the internal substantive laws of the State of Delaware, without giving effect to the principles of conflicts of law.  Each party hereto irrevocably submits itself to the exclusive personal jurisdiction of the Federal and State courts sitting in the State of Delaware, and hereby waives any claims it may have as to inconvenient forum.  Each party hereto also agrees that service of process may be achieved by any form of mail addressed to the party to be served and requiring a signed receipt, at the address provided in Section 15 of this Agreement or to the address provided to the Company or its subsidiary.

16.    Notice. Any notice or other communication given pursuant to this Agreement shall be in writing and shall be personally delivered or mailed by United States registered or certified mail, postage prepaid, return receipt requested, to the following addresses:

If to the Company: NII Holdings, Inc.
1875 Explorer Street, Suite 1000
Reston, VA 20190
Attn: Gary D. Begeman, Executive Vice President,
General Counsel and Secretary

If to Participant: The personal address on file with UBS.

Any such notice shall be deemed to have been given (a) on the date of postmark, in the case of notice by mail, or (b) on the date of delivery, if delivered in person.

17.    Conflicts. In the event of any conflict between the provisions of the Plan and the provisions of this Agreement, the provisions of the Plan shall govern.

18.    Code Section 409A. This Award is intended to satisfy the short-term deferral rule under Code Section 409A, and thus be exempt from rules applicable to deferred compensation under that Section. This Award shall be administered and this Agreement interpreted accordingly.

19.    Participant Bound by Plan. Participant hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof.

20.    Binding Effect. Subject to the limitations stated above and in the Plan, this Agreement shall be binding upon and inure to the benefit of the legatees, distributees, and personal representatives of the Participant and the successors of the Company.

IN WITNESS WHEREOF, the Company has caused this Agreement to be signed on its behalf as of the [Day] day of [Month], [Year], and the Participant has affixed his signature hereto.

NII HOLDINGS, INC.

Gary D. Begeman
Executive Vice President, General Counsel and Secretary

PARTICIPANT

_____________________________
Dated: